Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (July 21, 2022)

Interpublic Announces Second Quarter and First Half 2022 Results

• Second quarter net revenue was $2.38 billion, an increase of 4.7% from a year ago, with organic growth of 7.9%
• Second quarter net income was $229.6 million, with adjusted EBITA of $370.1 million and margin of 15.6% on net revenue
• Second quarter diluted EPS was $0.58 as reported and $0.63 as adjusted
• Company expects FY22 organic growth to exceed 6.5% and to deliver 16.6% adjusted EBITA margin for the year
• Company highlights strength of talent, resources, and differentiated solutions

Philippe Krakowsky, CEO of IPG:

“We are pleased to report a strong second quarter and first-half, in which we continued to build on our industry-leading performance over a period of many years. Growth in the quarter was broad-based across world regions, client sectors and our operating units. A differentiator of our performance has been our ability to bring together creativity, digital technology and data to create marketing solutions that are responsive to the evolving business transformation needs of our clients. Our growth is largely driven by these highly relevant capabilities, with which we are solving for an expanding set of marketer needs for more precise, personalized, and accountable engagements at an individual level, with respect for data ethics and compliance.

“Like all companies, as we look ahead we are facing a period of macroeconomic and geopolitical uncertainty, and the limited visibility that comes with such an environment. In April, we upgraded our 2022 organic growth expectation to 6% and given our growth through the first half of the year, we see upside and believe we will exceed 6.5% organic growth for the full year. We continue to expect that we will deliver adjusted EBITA margin of 16.6%.

“We will stay close to and support our people and our clients, remain disciplined in managing our operations, and maintain the strength of our balance sheet. The skill and commitment of our IPG colleagues have helped us to reach the halfway point of the year on strong footing. I’d like to recognize and thank our people for their work, on behalf of clients and in support of each other, as well as their engagement on vital societal issues consistent with our culture and our values.”

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Summary

Revenue
•Second quarter 2022 net revenue of $2.38 billion increased by 4.7% compared to $2.27 billion in the second quarter of 2021. During the quarter, our organic net revenue increase was 7.9%, which was comprised of an organic net revenue increase of 8.3% in the U.S. and an increase of 7.1% internationally. Second quarter 2022 total revenue, which includes billable expenses, of $2.74 billion, increased by 9.0% compared to $2.51 billion in 2021.
•First half 2022 net revenue of $4.60 billion increased by 7.1% compared to $4.30 billion in the first half of 2021. During the first half of 2022, our organic net revenue increase was 9.6%, which was comprised of an organic net revenue increase of 10.2% in the U.S. and an increase of 8.6% internationally. First half 2022 total revenue, which includes billable expenses, of $5.30 billion, increased by 11.3% compared to $4.77 billion in 2021.

Operating Results
•Operating income in the second quarter of 2022 was $349.1 million compared to $384.4 million in 2021. Adjusted EBITA before restructuring charges was $370.1 million in the second quarter of 2022, compared to adjusted EBITA before restructuring charges of $405.8 million for the same period in 2021. Adjusted EBITA before restructuring charges margin on net revenue was 15.6%, compared to 17.9% in 2021. The comparison is mainly due to increased headcount from a year ago required to support our strong 11.4% organic growth over the trailing twelve months, and to the impact of the pandemic on our operating expenses a year ago, when certain expenses were at a historically low levels.
•Operating income in the first half of 2022 was $594.8 million compared to $627.4 million in 2021. Adjusted EBITA before restructuring charges was $643.7 million in the first half of 2022, compared to adjusted EBITA before restructuring charges of $671.7 million for the same period in 2021. Adjusted EBITA before restructuring charges margin on net revenue was 14.0%, compared to 15.6% in 2021.
•Net restructuring charges were $(0.1) million and $6.5 million for the second quarter and first half of 2022, respectively. Net restructuring charges were $(0.2) million and $1.1 million for the second quarter and first half of 2021, respectively. Restructuring charges represent adjustments to our 2020 restructuring program, rather than new actions.
•Refer to reconciliations in the appendix within this press release for further detail.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Net Results
•Income tax provision in the second quarter of 2022 was $83.7 million on income before income taxes of $314.8 million.
•Second quarter 2022 net income available to IPG common stockholders was $229.6 million, resulting in earnings of $0.58 per basic share and $0.58 per diluted share compared to earnings of $0.67 per basic share and $0.66 per diluted share for the same period in 2021. Adjusted earnings were $0.63 per diluted share, compared to adjusted earnings of $0.70 per diluted share a year ago. Second quarter 2022 adjusted earnings excludes after-tax amortization of acquired intangibles of $16.8 million, after-tax restructuring credit of $0.1 million and an after-tax loss of $4.2 million on the sales of businesses.
•Income tax provision in the first half of 2022 was $132.8 million on income before income taxes of $524.7 million.
•First half 2022 net income available to IPG common stockholders was $389.0 million, resulting in earnings of $0.99 per basic share and $0.98 per diluted share compared to earnings of $0.90 per basic share and $0.89 per diluted share for the same period in 2021. Adjusted earnings were $1.10 per diluted share, compared to adjusted earnings of $1.15 per diluted share a year ago. First half 2022 adjusted earnings excludes after-tax amortization of acquired intangibles of $33.9 million, after-tax restructuring charges of $4.9 million and an after-tax loss of $10.6 million on the sales of businesses.
•Refer to reconciliations in the appendix within this press release for further detail.

Operating Results

Revenue
Net revenue of $2.38 billion in the second quarter of 2022 increased 4.7% compared with the same period in 2021. During the quarter, the effect of foreign currency translation was negative 2.6%, the impact of net dispositions was negative 0.6%, and the resulting organic net revenue increase was 7.9%. Total revenue, which includes billable expenses, increased to $2.74 billion in the second quarter of 2022, compared to $2.51 billion in 2021.

Net revenue of $4.60 billion in the first half of 2022 increased 7.1% compared with the same period in 2021. During the first half of 2022, the effect of foreign currency translation was negative 2.0%, the impact of net dispositions was negative 0.5%, and the resulting organic net revenue increase was 9.6%. Total revenue, which includes billable expenses, increased to $5.30 billion in the first half of 2022, compared to $4.77 billion in 2021.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Operating Expenses
For the second quarter of 2022, total operating expenses, excluding billable expenses, increased by 7.5%, mainly due to increased headcount from a year ago required to support our strong 11.4% organic growth over the trailing twelve months, and to the impact of the pandemic on our operating expenses a year ago, when certain expenses were at historically low levels. For the first half of 2022, total operating expenses, excluding billable expenses, increased by 9.2%, compared to the net revenue increase of 7.1%.

Staff cost ratio, which is total salaries and related expenses as a percentage of net revenue, increased to 66.9% in the second quarter of 2022 from 65.4% in the same period in 2021, and increased to 68.5% in the first half of 2022 from 67.0% in the same period in 2021. Salaries and related expenses increased 7.1% to $1.59 billion during the second quarter of 2022, compared to $1.48 billion for the same period in 2021. Salaries and related expenses increased 9.6% to $3.15 billion during the first half of 2022, compared to $2.88 billion for the same period in 2021. The increase in staff cost ratio as a percentage of net revenue in the second quarter and first half of 2022 was primarily driven by an increase in base salaries, benefits and payroll tax, which was driven by hiring to support revenue growth, partially offset by a decrease in performance-based employee compensation expense.

Office and other direct expenses as a percentage of net revenue increased to 14.7% during the second quarter of 2022, compared to 13.3% a year ago, and increased as a percentage of net revenue to 14.6% during the first half of 2022, compared to 13.8% a year ago. In the second quarter of 2022, office and other direct expenses were $349.8 million, an increase of 16.2% compared to the same period in 2021. In the first half of 2022, office and other direct expenses were $673.2 million, an increase of 13.4% compared to the same period in 2021. The change for the second quarter and first half of 2022 was mainly due to increases in travel and entertainment expenses, professional consulting fees and client services costs, as well as increases in expenses related to company meetings and conferences, partially offset by savings on occupancy expense as a result of real estate restructuring actions taken in 2020.

Selling, general and administrative expenses as a percentage of net revenue decreased to 0.8% during the second quarter of 2022, compared to 1.3% during the same period in 2021, and decreased as a percentage of net revenue to 0.8% during the first half of 2022, compared to 1.3% during the same period in 2021. During the second quarter of 2022, selling, general and administrative expenses were $19.4 million compared to $29.4 million for the same period in 2021. During the first half of 2022, selling, general and administrative expenses were $38.7 million compared to $57.6 million for the same period in 2021. The change for the second quarter of 2022 was primarily due to decreases in performance-based incentive compensation expense, partially offset by increases in professional consulting fees. The change for the first half of 2022 was primarily due to decreases in performance-based incentive compensation
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

expense, partially offset by increases in base salaries, benefits and tax and an increase in professional consulting fees.

Depreciation and amortization as a percentage of net revenue decreased to 2.8% during the second quarter of 2022, compared to 3.1% a year ago, and decreased to 2.9% during the first half of 2022, compared to 3.2% a year ago. During the second quarter of 2022, depreciation and amortization was $67.1 million, a decrease of 4.3% compared to the same period in 2021. During the first half of 2022, depreciation and amortization was $134.9 million, a decrease of 3.2% compared to the same period in 2021.

Restructuring charges in the second quarter of 2022 were $(0.1) million and were $6.5 million in the first half of 2022, consisting of adjustments to the Company's restructuring actions taken during 2020. There were no new restructuring actions taken in the first half of 2022. Restructuring charges were $(0.2) million for the second quarter of 2021 and were $1.1 million for the first half of 2021, which also consisted of adjustments to the 2020 program.

Non-Operating Results and Tax
Net interest expense decreased by $5.2 million to $29.8 million in the second quarter of 2022 from a year ago, and decreased by $18.3 million to $59.4 million in the first half of 2022 from a year ago.

Other expense, net was $4.5 million in the second quarter of 2022 and other expense, net was $10.7 million in the first half of 2022, which primarily consisted of a non-cash loss related to the deconsolidation of a previously consolidated entity in which we maintain an equity interest and losses on the sales of certain small, non-strategic businesses.

The income tax provision in the second quarter of 2022 was $83.7 million on income before income taxes of $314.8 million. This compares to an income tax provision of $86.7 million for the second quarter of 2021 on income before income taxes of $354.1 million.

The income tax provision in the first half of 2022 was $132.8 million on income before income taxes of $524.7 million. This compares to an income tax provision of $110.5 million for the first half of 2021 on income before income taxes of $470.5 million.

Balance Sheet
At June 30, 2022, cash and cash equivalents totaled $1.98 billion, compared to $3.27 billion at December 31, 2021 and $2.34 billion on June 30, 2021. Total debt was $2.95 billion at June 30, 2022, compared to $2.96 billion at December 31, 2021.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Share Repurchase Program
During the first half of 2022, the Company repurchased 4.5 million shares of its common stock at an aggregate cost of $147.9 million and an average price of $32.84 per share, including fees.

Common Stock Dividend
During the second quarter of 2022, the Company declared and paid a common stock cash dividend of $0.290 per share, for a total of $113.8 million.

For further information regarding the Company's financial results as well as certain non-GAAP measures including organic net revenue change, adjusted EBITA, adjusted EBITA before restructuring charges and adjusted earnings per diluted share, and the reconciliations thereof, please refer to the appendix within this press release and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.

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About Interpublic
Interpublic (NYSE: IPG) (www.interpublic.com) is a values-based, data-fueled, and creatively-driven provider of marketing solutions. Home to some of the world’s best-known and most innovative communications specialists, IPG global brands include Acxiom, Craft, FCB, FutureBrand, Golin, Huge, Initiative, IPG Health, Jack Morton, Kinesso, MAGNA, Matterkind, McCann, Mediahub, Momentum, MRM, MullenLowe Group, Octagon, R/GA, UM, Weber Shandwick and more. IPG is an S&P 500 company with net revenue of $9.11 billion in 2021.

# # #

Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

◦the effects of a challenging economy on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
◦the impacts of the COVID-19 pandemic, including unanticipated developments like the emergence of new coronavirus variants or any shortfalls in vaccination efforts, and associated mitigation measures such as social distancing efforts and restrictions on businesses, social activities and travel on the economy, our clients and demand for our services, which may precipitate or exacerbate other risks and uncertainties;
◦our ability to attract new clients and retain existing clients;
◦our ability to retain and attract key employees;
◦risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a challenging economy;
◦potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
◦risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in interest rates, inflation rates and currency exchange rates;
◦developments from changes in the regulatory and legal environment for advertising and marketing services companies around the world, including laws and regulations related to data protection and consumer privacy;
◦the impact on our operations of general or directed cybersecurity events; and
◦failure to fully realize the anticipated benefits of our 2020 restructuring actions and other cost-savings initiatives.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other SEC filings.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

APPENDIX

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS SECOND QUARTER REPORT 2022 AND 2021 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended June 30,
	2022	2021	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$2,375.5	$2,269.6	4.7%
Billable Expenses	360.2	240.0	50.1%
Total Revenue	2,735.7	2,509.6	9.0%

Operating Expenses:
Salaries and Related Expenses	1,590.2	1,484.9	(7.1)%
Office and Other Direct Expenses	349.8	301.0	(16.2)%
Billable Expenses	360.2	240.0	(50.1)%
Cost of Services	2,300.2	2,025.9	(13.5)%
Selling, General and Administrative Expenses	19.4	29.4	34.0%
Depreciation and Amortization	67.1	70.1	4.3%
Restructuring Charges	(0.1)	(0.2)	(50.0)%
Total Operating Expenses	2,386.6	2,125.2	(12.3)%
Operating Income	349.1	384.4	(9.2)%

Expenses and Other Income:
Interest Expense	(41.0)	(42.6)
Interest Income	11.2	7.6
Other (Expense) Income, Net	(4.5)	4.7
Total (Expenses) and Other Income	(34.3)	(30.3)

Income Before Income Taxes	314.8	354.1
Provision for Income Taxes	83.7	86.7
Income of Consolidated Companies	231.1	267.4
Equity in Net Income of Unconsolidated Affiliates	0.7	0.4
Net Income	231.8	267.8
Net Income Attributable to Non-controlling Interests	(2.2)	(4.5)
Net Income Available to IPG Common Stockholders	$229.6	$263.3

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.58	$0.67
Diluted	$0.58	$0.66

Weighted-Average Number of Common Shares Outstanding:
Basic	393.1	393.3
Diluted	396.8	399.0

Dividends Declared Per Common Share	$0.290	$0.270
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A1

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS SECOND QUARTER REPORT 2022 AND 2021 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Six Months Ended June 30,
	2022	2021	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$4,602.7	$4,297.3	7.1%
Billable Expenses	701.5	469.3	49.5%
Total Revenue	5,304.2	4,766.6	11.3%

Operating Expenses:
Salaries and Related Expenses	3,154.6	2,878.0	(9.6)%
Office and Other Direct Expenses	673.2	593.9	(13.4)%
Billable Expenses	701.5	469.3	(49.5)%
Cost of Services	4,529.3	3,941.2	(14.9)%
Selling, General and Administrative Expenses	38.7	57.6	32.8%
Depreciation and Amortization	134.9	139.3	3.2%
Restructuring Charges	6.5	1.1	>(100)%
Total Operating Expenses	4,709.4	4,139.2	(13.8)%
Operating Income	594.8	627.4	(5.2)%

Expenses and Other Income:
Interest Expense	(80.4)	(92.2)
Interest Income	21.0	14.5
Other Expense, Net	(10.7)	(79.2)
Total (Expenses) and Other Income	(70.1)	(156.9)

Income Before Income Taxes	524.7	470.5
Provision for Income Taxes	132.8	110.5
Income of Consolidated Companies	391.9	360.0
Equity in Net Income of Unconsolidated Affiliates	0.8	0.2
Net Income	392.7	360.2
Net Income Attributable to Non-controlling Interests	(3.7)	(5.2)
Net Income Available to IPG Common Stockholders	$389.0	$355.0

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.99	$0.90
Diluted	$0.98	$0.89

Weighted-Average Number of Common Shares Outstanding:
Basic	393.8	392.4
Diluted	397.5	397.6

Dividends Declared Per Common Share	$0.580	$0.540
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A2

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended June 30, 2022
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges[1]	Net Losses on Business Dispositions[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[3]	$349.1	$(21.1)	$0.1		$370.1

Total (Expenses) and Other Income[4]	(34.3)			$(4.2)	(30.1)
Income Before Income Taxes	314.8	(21.1)	0.1	(4.2)	340.0
Provision for Income Taxes	83.7	4.3	0.0	0.0	88.0
Equity in Net Income of Unconsolidated Affiliates	0.7				0.7
Net Income Attributable to Non-controlling Interests	(2.2)				(2.2)
Net Income Available to IPG Common Stockholders	$229.6	$(16.8)	$0.1	$(4.2)	$250.5

Weighted-Average Number of Common Shares Outstanding - Basic	393.1				393.1
Dilutive effect of stock options and restricted shares	3.7				3.7
Weighted-Average Number of Common Shares Outstanding - Diluted	396.8				396.8

Earnings per Share Available to IPG Common Stockholders[5]:
Basic	$0.58	$(0.04)	$0.00	$(0.01)	$0.64
Diluted	$0.58	$(0.04)	$0.00	$(0.01)	$0.63

[1] Restructuring charges of $(0.1) in the second quarter of 2022 were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

[2] Primarily includes a non-cash loss in the second quarter of 2022 related to the deconsolidation of a previously consolidated subsidiary in which we maintain an equity interest, as well as losses on complete dispositions of businesses and the classification of certain assets as held for sale.

[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[4] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[5] Earnings per share amounts calculated on an unrounded basis.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A3

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Six Months Ended June 30, 2022
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges[1]	Net Losses on Business Dispositions[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[3]	$594.8	$(42.4)	$(6.5)		$643.7

Total (Expenses) and Other Income[4]	(70.1)			$(10.6)	(59.5)
Income Before Income Taxes	524.7	(42.4)	(6.5)	(10.6)	584.2
Provision for Income Taxes	132.8	8.5	1.6	0.0	142.9
Equity in Net Income of Unconsolidated Affiliates	0.8				0.8
Net Income Attributable to Non-controlling Interests	(3.7)				(3.7)
Net Income Available to IPG Common Stockholders	$389.0	$(33.9)	$(4.9)	$(10.6)	$438.4

Weighted-Average Number of Common Shares Outstanding - Basic	393.8				393.8
Dilutive effect of stock options and restricted shares	3.7				3.7
Weighted-Average Number of Common Shares Outstanding - Diluted	397.5				397.5

Earnings per Share Available to IPG Common Stockholders[5]:
Basic	$0.99	$(0.09)	$(0.01)	$(0.03)	$1.11
Diluted	$0.98	$(0.09)	$(0.01)	$(0.03)	$1.10

[1] Restructuring charges of $6.5 in the first half of 2022 were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

[2] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale, as well as a non-cash loss in the second quarter of 2022 related to the deconsolidation of a previously consolidated subsidiary in which we maintain an equity interest.

[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[4] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[5] Earnings per share amounts calculated on an unrounded basis.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A4

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net Revenue	$2,375.5	$2,269.6	$4,602.7	$4,297.3

Non-GAAP Reconciliation:
Net Income Available to IPG Common Stockholders	$229.6	$263.3	$389.0	$355.0

Add Back:
Provision for Income Taxes	83.7	86.7	132.8	110.5
Subtract:
Total (Expenses) and Other Income	(34.3)	(30.3)	(70.1)	(156.9)
Equity in Net Income of Unconsolidated Affiliates	0.7	0.4	0.8	0.2
Net Income Attributable to Non-controlling Interests	(2.2)	(4.5)	(3.7)	(5.2)
Operating Income	349.1	384.4	594.8	627.4

Add Back:
Amortization of Acquired Intangibles	21.1	21.6	42.4	43.2

Adjusted EBITA	$370.2	$406.0	$637.2	$670.6
Adjusted EBITA Margin on Net Revenue %	15.6%	17.9%	13.8%	15.6%

Restructuring Charges[1]	(0.1)	(0.2)	6.5	1.1

Adjusted EBITA before Restructuring Charges	$370.1	$405.8	$643.7	$671.7
Adjusted EBITA before Restructuring Charges Margin on Net Revenue %	15.6%	17.9%	14.0%	15.6%

[1] Restructuring charges of $(0.1) and $6.5 in the second quarter and first half of 2022, respectively, were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business. Restructuring charges of $(0.2) million and $1.1 million in the second quarter and first half of 2021, respectively, were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A5

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended June 30, 2021
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges[1]	Net Losses on Sales of Businesses[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[3]	$384.4	$(21.6)	$0.2		$405.8

Total (Expenses) and Other Income[4]	(30.3)			$(1.7)	(28.6)
Income Before Income Taxes	354.1	(21.6)	0.2	(1.7)	377.2
Provision for Income Taxes	86.7	4.2	0.0	1.0	91.9
Equity in Net Income of Unconsolidated Affiliates	0.4				0.4
Net Income Attributable to Noncontrolling Interests	(4.5)				(4.5)
Net Income Available to IPG Common Stockholders	$263.3	$(17.4)	$0.2	$(0.7)	$281.2

Weighted-Average Number of Common Shares Outstanding - Basic	393.3				393.3
Dilutive effect of stock options and restricted shares	5.7				5.7
Weighted-Average Number of Common Shares Outstanding - Diluted	399.0				399.0

Earnings per Share Available to IPG Common Stockholders[5]:
Basic	$0.67	$(0.04)	$0.00	$(0.00)	$0.71
Diluted	$0.66	$(0.04)	$0.00	$(0.00)	$0.70

[1] Restructuring charges of $(0.2) million in the second quarter of 2021 were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

[2] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[4] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[5] Earnings per share amounts calculated on an unrounded basis.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

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THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Six Months Ended June 30, 2021
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges[1]	Net Losses on Sales of Businesses[2]	Loss on Early Extinguishment of Debt[3]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[4]	$627.4	$(43.2)	$(1.1)			$671.7

Total (Expenses) and Other Income[5]	(156.9)			$(14.2)	$(74.0)	(68.7)
Income Before Income Taxes	470.5	(43.2)	(1.1)	(14.2)	(74.0)	603.0
Provision for Income Taxes	110.5	8.4	0.3	1.7	18.5	139.4
Equity in Net Income of Unconsolidated Affiliates	0.2					0.2
Net Income Attributable to Noncontrolling Interests	(5.2)					(5.2)
Net Income Available to IPG Common Stockholders	$355.0	$(34.8)	$(0.8)	$(12.5)	$(55.5)	$458.6

Weighted-Average Number of Common Shares Outstanding - Basic	392.4					392.4
Dilutive effect of stock options and restricted shares	5.2					5.2
Weighted-Average Number of Common Shares Outstanding - Diluted	397.6					397.6

Earnings per Share Available to IPG Common Stockholders[6]:
Basic	$0.90	$(0.09)	$(0.00)	$(0.03)	$(0.14)	$1.17
Diluted	$0.89	$(0.09)	$(0.00)	$(0.03)	$(0.14)	$1.15

[1] Restructuring charges of $1.1 million in the first half of 2021 were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

[2] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[3] Consists of a loss incurred in the first quarter of 2021 related to the early extinguishment of our 4.000% unsecured senior notes due 2022, 3.750% unsecured senior notes due 2023 and half of our 4.200% unsecured senior notes due 2024.

[4] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix
[5] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[6] Earnings per share amounts calculated on an unrounded basis.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

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